Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Huntington Bancshares Incorporated and subsidiaries (the “Company”) of our reports dated February 14, 2014 (except for Note 28, as to which the date is May 28, 2014), relating to the consolidated financial statements of the Company (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to the retrospective adjustment for a change in the accounting for qualified affordable housing projects to reflect the requirements of Financial Accounting Standards Board Accounting Standard Update 2014-01, Investments (Topic 323)—Investments – Equity Method and Joint Ventures, and a change in the composition of the Company’s reportable segments), and the effectiveness of the Company’s internal control over financial reporting, appearing in this current report on Form 8-K of the Company.

Form S-3ASR No. 333-156700 pertaining to Huntington Bancshares Incorporated automatic shelf registration of common stock, preferred stock, and debt securities dated January 13, 2009;

Form S-8 No. 33-10546 pertaining to Huntington Bancshares Incorporated Deferred Compensation Plan for Directors Post-Effective Amendment No. 2 dated January 28, 1991;

Form S-8 No. 33-41774 pertaining to Huntington Bancshares Incorporated Deferred Compensation Plan for Huntington Bancshares Incorporated Directors dated July 19, 1991;

Form S-8 No. 33-44208 pertaining to Huntington Supplemental Executive Stock Purchase and Tax Savings Plan and Trust Post-Effective Amendment No. 1 dated April 1, 1998;

Form S-8 No. 333-75032 pertaining to Huntington Bancshares Incorporated Employee Stock Incentive Plan dated December 13, 2001;

Form S-8 No. 333-113639 pertaining to the UNB Corp. 1987 Stock Option and Performance Unit Plan, UNB Corp. 1997 Stock Option Plan and BancFirst Ohio Corp. 1997 Omnibus Stock Incentive Plan Post-Effective Amendment No. 1 on Form S-8 to Form S-4 dated March 16, 2004;

Form S-8 No. 333-126256 pertaining to Huntington Bancshares Incorporated 2004 Stock and Long-Term Incentive Plan as filed on June 30, 2005;

Form S-8 No. 333-61074 pertaining to Huntington Bancshares Incorporated 2001 Stock and Long-Term Incentive Plan Post-Effective Amendment No. 1 dated June 30, 2005;

Form S-8 No. 333-136692 pertaining to Huntington Bancshares Incorporated Executive Deferred Compensation Plan dated August 17, 2006;

Form S-8POS No. 333-140897 pertaining to Sky Financial Group, Inc. 2002 Stock Option and Stock Appreciation Rights Plan, as amended; Sky Financial Group Inc. 1998 Stock Option Plan for Employees; Second Restatement of the Sky Financial Group, Inc. Amended and Restated 1998 Stock Option Plan for Directors; Century Financial Corporation Stock Option Plan; Amended and Restated Mid Am, Inc. 1997 Stock Option Plan; and Citizens Bancshares, Inc. Non-Statutory Sock Option and Stock Appreciation Rights Plan dated July 2, 2007;

Form S-8 No. 333-144403 pertaining to Huntington Bancshares Incorporated 2007 Stock and Long-Term Incentive Plan; Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan, as amended; Sky Financial Group, Inc. Non-Qualified Retirement Plan, as amended; Sky Financial Group, Inc. Non-Qualified Retirement Plan II, as amended; and Inducement Grant dated July 6, 2007;

Form S-8 No. 333-153573 pertaining to the Huntington Investment and Tax Savings Plan dated September 18, 2008;

Form S-8 No. 333-158335 pertaining to the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust dated March 31, 2009;

Form S-8 No. 333-161779 pertaining to the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors dated September 8, 2009;

Form S-8 No. 333-161780 pertaining Huntington Bancshares Incorporated Amended and Restated 2007 Stock and Long-Term Incentive Plan dated September 8, 2009;

Form S-8 No. 333-161782 pertaining to Inducement Grants dated September 8, 2009;

Form S-8 No. 333-168824 pertaining Huntington Bancshares Incorporated Second Amended and Restated 2007 Stock and Long-Term Incentive Plan dated August 13, 2010;

Form S-11 (no file number) filed with the Office of the Comptroller of the Currency in connection with the potential future issuance of Class C or Class D preferred securities of Huntington National Bank on May 18, 2001;

Form S-8 No. 333-173831 pertaining to the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust dated May 2, 2011;

Form S-4 No. 333-178205 pertaining to Registration of Floating Rate Series B Non-Cumulative Perpetual Preferred Stock and related Depositary Shares (each representing a 1/40th interest in a share of Floating Rate Series B Non-Cumulative Perpetual Preferred Stock) dated November 29, 2011;

Form S-8 No. 333-183325 pertaining to the Huntington Bancshares Incorporated 2012 Long-Term Incentive Plan, dated August 15, 2012;

Form S-8 No. 333-187725 pertaining to the issuance of common stock under the Huntington Investment and Tax Savings Plan, dated April 4, 2013;

Form S-3ASR No. 333-19078 pertaining to Huntington Bancshares Incorporated automatic shelf registration statement for Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities, Subordinated Debt Securities, Warrants, Purchase Contracts for Securities Guarantees, and Units, dated July 22, 2013;

Form S-4 No. 333-192600 pertaining to the Camco Financial Corporation merger and Proxy Statement/Prospectus, dated January 8, 2014; and

Form S-8 POS No. 333- 192600 pertaining to Camco Financial Corporation 2013 Equity Plan, Camco Financial Corporation 2010 Equity Plan, 2002 Equity Incentive Plan, Westwood Homestead Financial 1997 Stock Option Plan, Employment Agreement, effective as of December 31, 2008, by and among Camco Financial Corporation, Advantage Bank and James E. Huston, dated March 5, 2014.

Columbus, Ohio

May 28, 2014